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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 30, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On May 30, 2014, PG&E Corporation made an equity contribution of $245 million to its subsidiary, Pacific Gas and Electric Company (“Utility”), in order to maintain the Utility’s capital structure as authorized by the California Public Utilities Commission (consisting of 52% common equity and 48% debt and preferred stock) and to ensure that the Utility has adequate capital to fund its capital expenditures.  For further information about PG&E Corporation’s equity contributions to the Utility, see PG&E Corporation’s and the Utility’s joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Item 8.01. Other Events

Criminal Indictment

On June 2, 2014, a status conference was held in the U.S. District Court for the Northern District of California regarding the federal criminal prosecution of the Utility for alleged knowing and willful violations of the Natural Gas Pipeline Safety Act relating to record keeping, pipeline integrity management, and identification of pipeline threats.  At the status conference, the U.S. Attorney's Office stated that it intended to file a superseding indictment against the Utility in July 2014.  The Utility continues to believe that criminal charges are not merited and that it did not knowingly and willfully violate minimum safety standards under the Natural Gas Pipeline Safety Act as alleged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: June 3, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 3, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary